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Exhibit 21

                THE LACLEDE GROUP, INC. AND SUBSIDIARIES

                     SUBSIDIARIES OF THE REGISTRANT



                                                        PERCENT OF
                                                       VOTING STOCK
                                                          OWNED
                                                       ------------



Subsidiaries of The Laclede Group, Inc. (Parent)

   Laclede Gas Company                                      100%
   Laclede Pipeline Company                                 100%
   Laclede Investment LLC*                                  100%
   Laclede Development Company**                            100%
   Laclede Energy Services, Inc.(1)                         100%
   SM&P Utility Resources, Inc.                             100%


  *Subsidiary Company of Laclede Investment LLC
     Laclede Energy Resources, Inc.                         100%
   Subsidiary Company of Laclede Energy Resources, Inc.
     Laclede Gas Family Services, Inc.                      100%
 **Subsidiary Company of Laclede Development Company
     Laclede Venture Corp.                                  100%


All of the above corporations have been organized under the laws of the State of Missouri.

(1) Laclede Energy Services, Inc., was dissolved on April 14, 2003.